Exhibit 10-J-4

FIRST AMENDMENT TO HARTMARX CORPORATION

DEFERRED COMPENSATION PLAN

This First Amendment to the Hartmarx Corporation Deferred Compensation Plan (the “Plan”) is made effective as of this 26th day of November 2007.

WHEREAS, the Plan was adopted and became effective as of January 1, 2002; and

WHEREAS, pursuant to the terms of Article VII, the Plan may be terminated or amended at any time and for any reason, including but not limited to changes in tax law and regulations; and

WHEREAS, pursuant to the American Jobs Creation Act of 2004 the Internal Revenue Code was amended by adding Section 409A thereto, which significantly and materially amended the tax laws and tax treatment accorded to deferred compensation; and

WHEREAS, pursuant to final regulations issued by the Department of Treasury, Internal Revenue Service, including but not limited to additional notices issued by the Internal Revenue Service providing transitional guidance with respect to Section 409A, the Plan may be amended to provide for new payment elections with respect to both the time and form of payment and in certain circumstances such amendment will not be treated as a change in the time and form of payment under Section 409A(a)(4) or an acceleration of payment under Section 409A(a)(3).

NOW THEREFORE, the Plan is hereby amended as follows:

1.	New Section 4.13 is added to Article IV, to provide as follows:

“4.13 Section 409A Amendment. Notwithstanding anything to the contrary set forth in the Plan or in any deferral election or form of Benefit Payment under the Plan, each Participant’s Deferred Benefit Account shall be paid to a Participant in the manner set forth in such Participant’s Distribution Election Form delivered to the Company by not later than December 17, 2007. In the event that a Participant has not returned a signed Distribution Election Form by said date, the Participant’s Deferred Benefit Account shall be paid in a lump sum as soon as is administratively practicable following the Determination Date which falls on August 31, 2008. To the extent required by law, the Company shall withhold any and all taxes required to be withheld pursuant to federal, state and local tax laws and regulations. Upon the last payment to Participants pursuant to this Section 4.13, the Plan shall thereupon terminate.”

IN WITNESS WHEREOF, the Company has adopted this First Amendment as of the day and date first above written.

HARTMARX CORPORATION

/s/ TARAS R. PROCZKO
Taras R. Proczko, Senior Vice President and Member, Hartmarx Corporation Plan Administration Committee